EXHIBIT 10.1

CONSULTING AGREEMENT

This Consulting Agreement is made as of the 13th day of May, 2005, by and between Charlie Dickerson, d/b/a TruSource, a resident of the State of Texas ("Consultant"), and Tabatha IV, Inc., a Colorado corporation (the "Company").

WHEREAS, Consultant possesses experience in the field of accounting and in the temporary staffing industry; and

WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934; and

WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. The Company hereby engages Consultant, on a non-exclusive basis, to render the consulting services set forth on Exhibit “A” attached hereto and incorporated herein by this reference. Consultant hereby accepts such engagement and agrees to render such consulting services as are listed on Exhibit “A”, throughout the term of this Agreement.

It is further agreed that Consultant shall have no authority to bind the Company to any contract or obligation or to transact any business in the Company’s name or on behalf of the Company, in any manner, unless the Board of Directors of the Company shall have first authorized Consultant to do so. The parties intend that Consultant shall perform his services required hereunder as an independent contractor.

2. The initial term of this Agreement shall commence upon the mutual execution of this Agreement and shall continue until May 12, 2006. This Agreement may be terminated by either party, without cause, after 90 days from the date of mutual execution hereof, on 30 days’ written notice.

3. In consideration of the services to be performed by Consultant, the Company agrees to pay to Consultant the compensation set forth on Exhibit “B” attached hereto and incorporated herein by this reference.

4. The Company represents and warrants to Consultant that:

A. The Company will cooperate fully and timely with Consultant to enable Consultant to perform his obligations hereunder.

B. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

C. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

5. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant, including each of his affiliates, will not directly or indirectly buy or sell the securities of the Company at any time when it or they are privy to non-public information.

Consultant agrees that he will not disseminate any printed matter relating to the Company without prior written approval of the Company.

Consultant agrees that he will comply with all applicable securities laws, in performing on behalf of the Company hereunder.

6. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to Consultant at:

Charlie Dickerson, d/b/a TruSource

______________________

______________________

and to the Company at:

Tabatha IV, Inc.

Attention: Mimbi Robertson

2735 Villa Creek

Suite 175

Dallas, Texas 75234

7. Miscellaneous.

A. In the event of a dispute between the parties arising out of this Agreement, both Consultant and the Company agree to submit such dispute to arbitration before the American Arbitration Association (the "Association") at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

B. This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

C. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

D. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

TABATHA IV, INC.

By: /s/ MIMBI ROBERTSON

Mimbi Robertson

President

/s/ CHARLIE DICKERSON

Charlie Dickerson

d/b/a TruSource

Exhibit “A”

Consulting Agreement

Charlie Dickerson, d/b/a TruSource

SERVICES TO BE PERFORMED BY CONSULTANT ON BEHALF OF THE COMPANY

The consulting services to be provided by Consultant under the Consulting Agreement to which this Exhibit “A” is attached include, but shall not be limited to:

- Serve as Chief Financial Officer of the Company.

- Consultant’s Other Duties. In response to specific requests by the Company, Consultant will provide to the Company consulting and advisory services related to the Company's requirements to secure back office operations for the Company's start-up staffing business. Such services and advice will be for the purpose of, but not limited to, securing a credit facility for the purpose of funding payroll and related costs, payroll processing system, a billing and accounting system and assist with securing worker's compensation and additional insurance coverage. In addition, Consultant will assist and make available services associated with duties reasonably expected of a Chief Financial Officer of a publicly-held company.

- Hours of Work. Consultant will devote the amount of time necessary to complete the services requested pursuant to this Agreement. Consultant's services will be performed during regular business hours, unless otherwise mutually agreed in writing.

- Other Engagements. Consultant may accept other consulting assignments, and engage in other business activities, so long as they do not interfere with his obligations under the Agreement.

It is understood that there may be times when the Company does not utilize the services or advice of Consultant. Any such failure of the Company to use, or seek in writing, Consultant’s advice and/or services and/or assistance, as set forth herein, shall not be deemed to be non-performance hereunder by Consultant.

Exhibit “B”

Consulting Agreement

Charlie Dickerson, d/b/a TruSource

COMPENSATION TO BE PAID BY THE COMPANY TO CONSULTANT

As full payment for Consultant’s services under the Consulting Agreement (the “Agreement”) to which this Exhibit “B” relates, Consultant shall be paid as follows:

- Consulting Fee. The Company shall compensate Consultant at a rate of $125 per hour. Consultant will be paid in weekly increments at the hourly rate of $125 based on the actual hours worked, with a minimum of 10 hours or minimum of $1,250 due on the Friday of each week during the term of the Agreement.

- Expenses. The Company shall reimburse Consultant for reasonable travel and other business expenses incurred by Consultant in the performance of his duties under the Agreement. Consultant shall provide receipts to the Company, upon request therefor.

- Indemnification. The Company agrees to indemnify, defend and hold harmless Consultant against any liability incurred by Consultant within the course and scope of the consulting services provided by Consultant.